EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Radiation Therapy Services, Inc. and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

October 28, 2007

RADIATION THERAPY INVESTMENTS, LLC

By:	/s/James L. Elrod, Jr.
Name: James L. Elrod, Jr.
Title: President

VESTAR CAPITAL PARTNERS V, L.P.

By:	Vestar Associates V, L.P., its General Partner

By:	Vestar Managers V Ltd., its General Partner

By:	/s/James L. Elrod, Jr.
Name: James L. Elrod, Jr.
Title: Managing Director

VESTAR ASSOCIATES V, L.P.

By:	Vestar Managers V Ltd., its General Partner

By:	/s/James L. Elrod, Jr.
Name: James L. Elrod, Jr.
Title: Managing Director

VESTAR MANAGERS V LTD.

By:	/s/James L. Elrod, Jr.
Name: James L. Elrod, Jr.
Title: Managing Director

/s/Daniel E. Dosoretz
Name: Daniel E. Dosoretz

/s/Howard M. Sheridan
Name: Howard M. Sheridan

/s/ James H. Rubenstein
Name: James H. Rubenstein

/s/ Michael J. Katin
Name: Michael J. Katin

Signature Page to Joint Filing Agreement